SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Global Growth and Income Fund -- Class A
Shares Fiscal period ending:  September 30, 1997
Inception date (if less than 10 years of performance): 1/3/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    N/A          $1,000

ERV =  Ending Redeemable Value   $1,261    N/A          $1,662

T   =  Average Annual
       Total Return              26.15%    N/A          20.37%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $6,137

Expenses                         $2,666

Reimbursement                        $0

Average shares                  230,853

NAV                              $12.50

Sales Charge                      5.75%

POP                              $13.26

Yield at POP                      1.36%

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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Putnam International New Opportunities Fund
                  -- Class A Shares
Fiscal period ending:  9/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000     $1000       $1000

ERV =  Ending Redeemable Value   $1100.58  $            $1515.05

T   =  Average Annual
       Total Return            10.06%                  16.37%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Putnam International New Opportunities Fund -- Class B
Shares Fiscal period ending: 9/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1000      $1000      $1000

ERV =  Ending Redeemable Value   $1108.68   $         $1546.30

T   =  Average Annual
       Total Return                 10.87 %       %     17.24%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Putnam International New Opportunities Fund
       -- Class M Shares
Fiscal period ending:9/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000     $1000        $1000

ERV =  Ending Redeemable Value   $1120.80      $    $1532.14

T   =  Average Annual
       Total Return                 12.08%         %    16.85%*

              *Life of fund, if less than 10 years